Exhibit 99.1

Netlist Reports Full Year and Fourth Quarter 2024 Results

IRVINE, CALIFORNIA, March 27, 2025 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the full year and fourth quarter ended December 28, 2024.

Recent Highlights:

•	Net sales for the full year of 2024 increased by 113% to $147.1 million compared to $69.2 million from the same period one year ago.

•	Gross profit for the full year of 2024 increased by 21% to $2.9 million compared to $2.4 million from the same period one year ago.

“In 2024, Netlist delivered strong revenue growth and made significant progress in intellectual property enforcement. During the year Netlist won patent infringement jury trials against Micron and Samsung, bringing total damages awarded for the willful infringement of its patents to $866 million. As the market for advanced memory continues to expand, Netlist remains well-positioned for growth,” said Chief Executive Officer, C.K. Hong.

Net sales for the fourth quarter ended December 28, 2024 were $34.3 million, compared to net sales of $33.4 million for the fourth quarter ended December 30, 2023. Gross profit for the fourth quarter ended December 28, 2024 was $0.3 million, compared to a gross profit of $1.2 million for the fourth quarter ended December 30, 2023.

Net sales for the full year ended December 28, 2024 were $147.1 million, compared to net sales of $69.2 million for the full year ended December 30, 2023. Gross profit for the full year ended December 28, 2024 was $2.9 million, compared to a gross profit of $2.4 million for the full year ended December 30, 2023.

Net loss for the fourth quarter ended December 28, 2024 was ($12.7) million, or ($0.05) per share, compared to a net loss of ($13.2) million in the same period of prior year, or ($0.05) per share. These results include stock-based compensation expense of $0.8 million and $0.9 million for the quarters ended December 28, 2024 and December 30, 2023, respectively.

Net loss for the full year ended December 28, 2024 was ($53.8) million, or ($0.21) per share, compared to a net loss in the prior year period of ($60.4) million, or ($0.25) per share. These results include stock-based compensation expense of $4.4 million and $4.3 million for the full year ended December 28, 2024 and December 30, 2023, respectively.

As of December 28, 2024, cash, cash equivalents and restricted cash were $34.6 million, total assets were $41.8 million, working capital deficit was ($7.3) million, and stockholders’ deficit was ($6.0) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 27, 2025 at 12:00 p.m. Eastern Time to review Netlist’s results for the full year and fourth quarter ended December 28, 2024. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist’s inventions are foundational to the advancement of AI which is revolutionizing computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist's ability to execute on its strategic initiatives, the results of pending litigation, including the second patent infringement jury trial against Samsung, and Netlist’s ability to successfully defend its intellectual property. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance and reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Samsung will appeal the final order by the trial court for the first Samsung litigation, that the second patent infringement litigation with Samsung may not result in a favorable result for the company, risks that Micron will appeal the final judgment by the trial court (appeals in general could cause a lengthy delay in Netlist's ability to collect damage awards, could overturn the verdicts or reduce the damages awards); risks that Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including the ongoing conflicts between Russia and Ukraine and Israel and Palestine, factory slowdowns and/or shutdowns. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's Quarterly Report on Form 10-Q for the quarter ended September 28, 2024 filed with the SEC on November 7, 2024, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In particular, you are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 28, 2024 that will be filed with the SEC for any revisions or updates to the information in this release. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:
Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	December 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$22,507	$40,445
Restricted cash	12,100	12,400
Accounts receivable, net	1,671	4,562
Inventories	2,744	12,031
Prepaid expenses and other current assets	733	441
Total current assets	39,755	69,879
Property and equipment, net	517	770
Operating lease right-of-use assets	1,101	1,590
Other assets	466	560
Total assets	$41,839	$72,799

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$42,307	$39,831
Revolving line of credit	1,230	3,844
Accrued payroll and related liabilities	808	1,346
Deferred revenue	40	—
Other current liabilities	2,675	2,569
Total current liabilities	47,060	47,590
Operating lease liabilities	641	1,213
Other liabilities	186	237
Total liabilities	47,887	49,040

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	273	254
Additional paid-in capital	331,367	307,328
Accumulated deficit	(337,688)	(283,823)
Total stockholders' equity (deficit)	(6,048)	23,759
Total liabilities and stockholders' equity (deficit)	$41,839	$72,799

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023
Net sales	$34,275	$33,433	$147,103	$69,205
Cost of sales(1)	34,021	32,279	144,219	66,812
Gross profit	254	1,154	2,884	2,393
Operating expenses:
Research and development(1)	1,077	2,340	8,064	9,164
Intellectual property legal fees	9,555	9,664	37,958	42,572
Selling, general and administrative(1)	2,737	2,899	12,090	12,414
Total operating expenses	13,369	14,903	58,112	64,150
Operating loss	(13,115)	(13,749)	(55,228)	(61,757)
Other income, net:
Interest income, net	252	460	1,048	1,300
Other income, net	149	46	316	60
Total other income, net	401	506	1,364	1,360
Loss before provision for income taxes	(12,714)	(13,243)	(53,864)	(60,397)
Provision for income taxes	—	—	1	1
Net loss	$(12,714)	$(13,243)	$(53,865)	$(60,398)

Loss per common share:
Basic and diluted	$(0.05)	$(0.05)	$(0.21)	$(0.25)
Weighted-average common shares outstanding:
Basic and diluted	270,089	253,547	259,904	244,118

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$17	$20	$99	$110
Research and development	110	184	908	875
Selling, general and administrative	677	715	3,429	3,352
Total stock-based compensation	$804	$919	$4,436	$4,337